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                                                                  EXHIBIT 4.4

FLEET NATIONAL BANK                                           SECURITY AGREEMENT
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         Generic Distributors Incorporated (the "Debtor"), a Delaware
corporation having its chief executive office and principal place of business, at 1611 Olive Street, Monroe, Louisiana 71201 hereby grants to Fleet National Bank (the "Bank"), having an address at One Federal Street, Boston, Massachusetts 02110-2010, a security interest in all of the Debtor's present and future right, title and interest in and to any and all of the following property whether now existing or hereafter created and wherever located (all of which is hereinafter called the "Collateral"):

                  All equipment and fixtures, as defined in the Uniform Commercial Code (as defined below) and all machinery, tools, parts, furniture, furnishings, motor vehicles and other personal property, tangible or intangible, presently owned or hereafter acquired by the Debtor, together with additions and accessions thereto and substitutions and replacements therefor, and the products and proceeds (including insurance and condemnation proceeds) thereof;

                  All inventory and goods as defined in the Uniform Commercial Code, whether presently owned or hereafter acquired, including, without limitation, all inventory in the possession of others or in transit, all goods held for sale or lease or to be furnished under contacts for service or which have been so furnished, raw materials, work in process, and materials used or consumed or to be used or consumed in the business of the Debtor, and completed and unshipped merchandise, and the products and proceeds (including insurance and condemnation proceeds) of the foregoing;

                  All accounts, chattel paper, instruments, documents and general intangibles, as defined in the Uniform Commercial Code, including those now existing and those hereafter arising or coming into existence, and including, without limitation, all rights of payment for goods sold or leased or services rendered, all rights of payment under contracts whether or not currently due or not yet earned by performance and accounts receivable arising or to arise therefrom, and all rights of the Debtor in and to the goods represented thereby including returned and repossessed goods, and all rights the Debtor may have or acquire for securing or enforcing the foregoing, including, without limitation, the rights to reserves, deposits, income tax refunds, choses in action, judgments or insurance proceeds, and the products and proceeds of all of the foregoing;

                  All goodwill, trade secrets, computer programs, customer lists, trade names, trademarks, copyrights, franchises, licenses and patents and the proceeds thereof;

                  All books and records relating to the conduct of Debtor's business;

                  All deposit accounts maintained by the Debtor with the Bank or other bank, trust company, investment firm or fund or any similar institution or organization and the proceeds thereof;

                  Any deposits, credits, collateral or property of the Debtor at any time now or hereafter in the possession, custody, safekeeping or control of the Bank or any entity under the control of Fleet Financial Group, Inc. or in transit to any of them and the



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         proceeds thereof (the "Deposits and Securities");

         The following other collateral, together with all additions thereto, substitutions and replacements therefor and the products and proceeds (including insurance and condemnation proceeds) thereof;

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to secure the payment and performance of all liabilities and obligations now or hereafter owing from the Debtor to the Bank of whatever kind of nature, whether or not currently contemplated at the time of this Agreement, whether such obligations be direct or indirect, absolute or contingent or due or to become due, including all obligations of the Debtor, actual or contingent, in respect of letters of credit or banker's acceptances issued by the Bank for the account of or guarantied by the Debtor and all obligations of any partnership or joint venture as to which Debtor is or may become personally liable (the "Obligations", which term shall include all accrued interest and all costs and expenses, including attorney's fees, costs and expenses relating to the appraisal and/or valuation of assets and all costs and expenses incurred or paid by the Bank in exercising, preserving, defending, collecting, enforcing, administering or protecting any of its rights under the Obligations or hereunder or with respect to the Collateral or in any litigation arising out of the transactions evidenced by the Obligations). The Bank shall have the unrestricted right from time to time to apply (or to change any application already made) the proceeds of any of the Collateral to any Obligations, as the Bank, in its sole discretion, may determine.

I.  REPRESENTATIONS AND WARRANTIES OF DEBTOR

         The Debtor hereby restates, remakes, affirms, and confirms in their entirety each of the representations and warranties and warrants of the Debtor as set forth in a certain Credit Agreement dated of even date herewith by and between the Debtor and the Bank, among others, (together with any extensions, renewals, substitutions, modifications, or replacements thereof, the "Credit Agreement") as if such representations and warranties were fully and completely contained in this Agreement.

         In addition to the foregoing, the Debtor further represents and warrants that if any of the Collateral is to be attached to real estate, a description of said real estate has been delivered to the Bank and the name and address of each record owner is as follows:

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II.  COVENANTS OF DEBTOR

         The Debtor hereby restates, remakes, affirms and confirms in their entirely each of the agreements and covenants of the Debtor as set forth in the Credit Agreement, as if such

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agreements and covenants were fully and completely contained in this Agreement.

         In addition to the foregoing, the Debtor further agrees and covenants that:

         (a) The Debtor shall, at all times, keep the Bank accurately informed in writing of each location where the Debtor's assets are kept and of each of its places of business and the Debtor shall not remove any records to another state or change the location or open or close, move or change any existing or new place of business without giving the Bank at least thirty (30) days' prior written notice thereof.

         (b) The Debtor will, at its expense, furnish to the Bank, upon Bank's demand, such further information, will execute and deliver to the Bank such financing statements and other agreements, instruments or documents, and will do all such acts as the Bank may, at any time or from time to time, reasonably request, or as may be necessary or appropriate to establish and maintain a valid and enforceable first security interest of the Bank in the Collateral.

         (c) The Debtor will notify the Bank in writing promptly upon its learning of any event, condition, loss, damage, litigation, administrative proceeding or other circumstance which may materially and adversely affect the Bank's security interest in the Collateral. In the event that the Bank, in its sole discretion, shall determine that there has been any loss, damage or material diminution in the value of the Collateral, the Debtor will, whenever the Bank requests, pay to the Bank such amounts as the Bank, in its sole discretion, shall have determined represents such loss, damage or material diminution in value (any such payment not to affect the Bank's security interest in such Collateral).

         (d) The Debtor will, at such intervals as the Bank may request, notify the Bank, upon a form satisfactory to the Bank, of all Collateral which has come into existence since the date hereof or the date of the last notification.

         (e) At its option, but without obligation to do so, the Bank may discharge taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral; may place and pay for insurance on the Collateral; may order and pay for the repair, maintenance and preservation of the Collateral; and may pay any fees for filing or recording such instruments or documents as may be necessary or desirable to perfect the security interest granted herein. The Debtor agrees to reimburse the Bank on demand for any payment made or any expense incurred by the Bank pursuant to the foregoing authorization, and all such payments and expenses shall constitute part of the principal amount of Obligations hereby secured and shall bear interest at the highest rate payable on the Obligations of the Debtor to the Bank.

         (f) If any part of the Collateral is a fixture, the Debtor will, on demand, furnish the Bank with a disclaimer or release signed by all persons having an interest in the real estate or any interest in the Collateral which is prior to the Bank's interest.

         (g) The Bank, in it sole discretion, from time to time shall have the right to demand and receive from the Debtor additional property of a nature and type not included in the Collateral, including, without limitation, interests in real property, and thereafter the words "Collateral" and "security interest" shall include any such additional property and the Bank's

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interest therein. The Debtor shall promptly, upon request of the Bank, deliver, transfer and assign to the Bank all of Debtor's right, title and interest in such additional property; and shall execute and deliver to the Bank, at Debtor's expense, any writings and do all things necessary or requested by the Bank to vest in or assure to the Bank (including, without limitation, all steps to create and perfect) its security interest in such additional property.

         (h) All representations now or hereafter made by the Debtor to the Bank, whether in this Agreement and/or the Credit Agreement, or in any supporting or supplemental documentation or statement are, will be, and shall continue to be true and correct in all respects.

III.  EVENTS OF DEFAULT

         The occurrence of a default under this Agreement and/or the occurrence of any one or more Events of Default as defined in the Credit Agreement which is not cured or remedied beyond any applicable grace period shall constitute an "Event of Default" under this Security Agreement.

IV.  REMEDIES

         Upon and after the occurrence of an Event of Default or, if the Obligation is a demand Obligation, then at any time after demand, all of the Obligations may, at the option of the Bank and without demand (except for the necessity of demand for any demand Obligation), notice or legal process of any kind, be declared, and immediately shall become, due and payable.

         The Bank may proceed by a suit or suits at law or in equity to foreclose the security interests and sell the Collateral and proceeds, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction. For the purposes of Louisiana executory process procedures, the Debtor does hereby acknowledge the Obligation and confess judgment in favor of the Bank for the full amount of the Obligation. The Debtor does by these presents consent, agree and stipulate that upon the occurrence of an Event of Default it shall be lawful for the Bank, and the Debtor does hereby authorize the Bank, to cause all and singular the Collateral and Proceeds to be seized and sold under executory or ordinary process, at the Bank's sole option, without appraisement, being hereby expressly waived, as an entirety or in parcels or portions, as the Bank may determine, to the highest bidder, and otherwise exercise the rights, powers and remedies afforded herein and under applicable Louisiana law. Any and all declarations of fact made by authentic act before a Notary Public in the presence of two witnesses by a person declaring that such facts lie within his or her knowledge shall constitute authentic evidence of such facts for the purpose of executory process. The Debtor hereby waives in favor of the Bank: (a) the benefit of appraisement, as provided in Louisiana Code of Civil Procedure Articles 2332, 2336, 2723, and 2724, and all other laws conferring the same; (b) the demand and three days' delay accorded by Louisiana Code of Civil Procedure Articles 2639 and 2721; (c) the notice of seizure required by Louisiana Code of Civil Procedure Articles 2293 and 2721; (d) the three days' delay provided by Louisiana Code of Civil Procedure Articles 2331 and 2722; and (e) the benefit of the other provisions of Louisiana Code of Civil Procedure Articles 2331, 2722 and 2723, not specifically mentioned above. In the event the Collateral and Proceeds or any part thereof are seized as an incident to an action for the recognition or enforcement of this Agreement by executory process, ordinary process, sequestration, writ of ficri facias, or otherwise, the Debtor and the Bank agree

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that the court issuing any such order shall, if petitioned for by the Bank, direct the applicable sheriff to appoint as a keeper of the Collateral and Proceeds, the Bank or any agent designated by the Bank or any person named by the Bank at the time such seizure is effected. This designation is pursuant to Louisiana Revised Statutes 9:5136-9:5140.2 and the Bank shall be entitled to all the rights and benefits afforded thereunder as the same may be amended. It is hereby agreed that the keeper shall be entitled to receive reasonable compensation and its reasonable costs and expenses The designation of keeper made herein shall not be deemed to require the Bank to provoke the appointment of such a keeper.

         To the extent permitted under Louisiana law, the Bank shall have the following additional rights and remedies:

         (a) All of the rights and remedies of a secured party under the Uniform Commercial Code in effect from time to time in the state referred to in the Bank's address set forth at the beginning of this Agreement (the "Uniform Commercial Code") or any other applicable law or at equity, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by law, in addition to any other rights and remedies contained in this Security Agreement or in any document, instrument or agreement evidencing, governing or securing the Obligations.

         (b) The right to (i) take possession of the Collateral, without resort to legal process and without prior notice to Debtor, and for that purpose Debtor hereby irrevocably appoints the Bank its attorney-in-fact to enter upon any premises on which the Collateral or any part thereof may be situated and remove the Collateral therefrom, or (ii) require the Debtor to assemble the Collateral and make it available to Bank in a place to be designated by the Bank, in its sole discretion. The Debtor shall make available to the Bank all premises, locations and facilities necessary for the Bank's taking possession of the Collateral or for removing or putting the Collateral in saleable form.

         (c) The right to sell or otherwise dispose of all or any part of the Collateral by public or private sale or sales. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Bank will give the Debtor at least (5) days' prior written notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition (which may include, without limitation, a public sale or lease of all or part of the Collateral) is to be made. The Debtor agrees that 5 days is a reasonable time for such notice. The Bank, its employees, attorneys and agents may bid and become purchasers at any such sale, if public, and may purchase at any private sale any of the Collateral that is of a type customarily sold on a recognized market or which is subject to widely distributed standard price quotations. Any public or private sale shall be free from any right of redemption which the Debtor waives and releases. If there is a deficiency after such sale and the application of the net proceeds from such sale, the Debtor shall be responsible for the same, with interest.

         (d) The Bank shall have the right (and Debtor irrevocably appoints the Bank as attorney-in-fact for the Debtor for this purpose, such appointment being coupled with an interest), with contemporaneous notice to Debtor but without resort to legal process, to notify the persons liable for payment of the Accounts at any time and direct such persons to make payments directly

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to the Bank, and to perform all acts the Debtor could take to collect on the
Account, including, but without limitation, the right to notify postal authorities to change the address for delivery, open mail, endorse checks, bring collection suits, and realize upon Collateral securing the Accounts. At the Bank's request, all bills and statements sent by the Debtor to the persons liable for payments of the Accounts shall state that they have been assigned to, and are solely payable to, the Bank, and Debtor shall direct persons liable for the payment of the Accounts to pay directly to the Bank any sums due or to become due on account thereof.

         (e) The Bank may from time to time without demand or notice apply and set off any or all of the Deposits and Securities against, any and all Obligations even though such Obligations be unmatured.

V.  WAIVERS

         (a) DEBTOR ACKNOWLEDGES THAT THIS AGREEMENT IS PART OF A COMMERCIAL TRANSACTION.

         (b) THE BANK AND DEBTOR IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING HEREAFTER INSTITUTED BY OR AGAINST THE BANK OR THE DEBTOR IN RESPECT OF THIS AGREEMENT, ANY DOCUMENT, INSTRUMENT OR AGREEMENT EVIDENCING, GOVERNING OR SECURING THE OBLIGATIONS HEREBY SECURED OR THE COLLATERAL.

         (c) THE DEBTOR WAIVES NOTICE OF NON-PAYMENT, DEMAND, PRESENTMENT, PROTEST OR NOTICE OF PROTEST OF THE COLLATERAL AND ALL OTHER NOTICES, CONSENTS TO ANY RENEWALS OR EXTENSIONS OF TIME OF PAYMENT THEREOF AND GENERALLY WAIVES ANY AND ALL SURETYSHIP DEFENSES AND DEFENSES IN THE NATURE THEREOF.

VI.  GENERAL

         (a) No waiver by the Bank of any failure to pay or perform shall be effective unless in writing nor operate as a waiver of any other failure to pay or perform or of the same failure to pay or perform on a future occasion, nor shall the failure or delay of the Bank to exercise, or the partial exercise of, any right, power or privilege provided for hereunder in any circumstances preclude the full exercise of such right, power or privilege in the same or similar circumstances in the future or the exercise of any other right or remedy.

         (b) This Security Agreement is intended as the final, complete and exclusive statement of the provisions contained in this Security Agreement. No amendment, modification, termination or waiver of any provision of this Security Agreement or consent to any departure by the Debtor therefrom shall, in any event, be effective unless the same shall be in writing and signed by the Bank. Any waiver of, or consent to any departure from, any provision of this Security Agreement shall be effective only in the specific instance of and for the specific purpose for which it is given, and shall not be deemed to extend to similar situations or to the same situation at a subsequent time. No notice to or demand upon the Debtor shall in any case entitle Debtor to any other or further notice or demand in similar or other circumstances.

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         (c) All rights of the Bank hereunder shall inure to the benefit of its successors and assigns, and all obligations of the Debtor shall bind the heirs, legal representatives, successors and assigns of Debtor.

         (d) Debtor will pay to the Bank on demand any and all costs and expenses, including attorney's fees, costs and expenses relating to the appraisal and/or valuation of assets and (exclusive of those claims in which the Bank has been found by a court of competent jurisdiction, with all appeal periods having expired or otherwise been exhausted, to have acted with wilful misconduct and actual bad faith) all costs and expenses incurred or paid by the Bank in exercising, collecting, establishing, defending, preserving, protecting, administering or enforcing any of its rights in the Collateral or under any of the Obligations.

         (e) This Agreement and the security interest created hereby shall be governed by and construed in accordance with the laws of the state referred to in the Bank's address set forth at the beginning of this Agreement.

         (f) Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall to any extent be held invalid or unenforceable, then only such provision shall be deemed ineffective and the remainder of this Agreement shall not be affected.

         (g) Debtor hereby acknowledges receipt of a full completed copy of this Security Agreement.

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         IN WITNESS WHEREOF, Debtor has duly authorized and executed this
Agreement as a sealed agreement this 27th day of February, 1998.

WITNESS:                          DEBTOR:

/s/ Edwin Pease
------------------------          GENERIC DISTRIBUTORS INCORPORATED

                                  By: /s/ Indu Muni
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                                  Name: Indu Muni
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                                  Title: President
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                                  BANK:

                                  FLEET NATIONAL BANK

                                  By: /s/ Raymond C. Hoefling
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                                  Name: Raymond C. Hoefling
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                                  Title: Vice President
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